
                                                      RELIASTAR FINANCIAL CORP.                                         Exhibit 11
                                                  COMPUTATION OF EARNINGS PER SHARE
                                                (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                                  YEAR ENDED DECEMBER 31
                                                                                                  ----------------------
EARNINGS:                                                                                  1996            1995             1994
                                                                                       -----------      -----------     --------
Primary:
   Income from Continuing Operations, as Reported                                      $      193.0     $     169.1    $     107.7
   Dividends on ESOP Convertible Preferred Stock                                               (2.8)           (2.8)          (2.9)
   Tax Benefit on Unallocated ESOP Dividends                                                     .8              .8             .9
   Dividends on 10% Senior Cumulative Preferred Stock                                          (3.2)           (6.3)          (6.3)
                                                                                       ------------     -----------    -----------
     Income from Continuing Operations, as Adjusted                                    $      187.8     $     160.8    $      99.4
                                                                                       ============     ===========    ===========
   Loss from Discontinued Operations                                                             -      $      (5.4)   $      (2.6)
                                                                                       ============     ===========    ===========

   Net Income, as Reported                                                             $      193.0     $     163.7    $     105.1
   Dividends on ESOP Convertible Preferred Stock                                               (2.8)           (2.8)          (2.9)
   Tax Benefit on Unallocated ESOP Dividends                                                     .8              .8             .9
   Dividends on 10% Senior Cumulative Preferred Stock                                          (3.2)           (6.3)          (6.3)
                                                                                       ------------     -----------    -----------
     Net Income, as Adjusted                                                           $      187.8     $     155.4    $      96.8
                                                                                       ============     ===========    ===========

Fully Diluted:
   Income from Continuing Operations, as Reported                                      $      193.0     $     169.1    $     107.7
   Additional Compensation Expense due to Assumed
      Conversion of ESOP Convertible Preferred Stock                                             -              (.2)           (.4)
   Dividends on 10% Senior Cumulative Preferred Stock                                          (3.2)           (6.3)          (6.3)
                                                                                       ------------     -----------    -----------
      Income from Continuing Operations, as Adjusted                                   $      189.8     $     162.6    $     101.0
                                                                                       ============     ===========    ===========
   Loss from Discontinued Operations                                                   $         -      $      (5.4)   $      (2.6)
                                                                                       ============     ===========    ===========

   Net Income, as Reported                                                             $      193.0     $     163.7    $     105.1
   Additional Compensation Expense due to Assumed
    Conversion of ESOP Convertible Preferred Stock                                               -              (.2)           (.4)
   Dividends on 10% Senior Cumulative Preferred Stock                                          (3.2)           (6.3)          (6.3)
                                                                                       ------------     -----------    -----------
      Net Income, as Adjusted                                                          $      189.8     $     157.2    $      98.4
                                                                                       ============     ===========    ===========

SHARES:
Primary:
   Weighted Average Number of Common Shares Outstanding, Unadjusted                            36.9            36.3           29.7
   Additional Dilutive Effect of Outstanding Stock Options                                       .4              .6             .4
                                                                                       ------------     -----------    -----------
      Weighted Average, as Adjusted                                                            37.3            36.9           30.1
                                                                                       ============     ===========    ===========
Fully Diluted:
   Weighted Average Number of Common Shares Outstanding, Unadjusted                            36.9            36.3           29.7
   Additional Dilutive Effect of:
       ESOP Convertible Preferred Stock                                                         2.6             2.6            2.6
       Outstanding Stock Options                                                                 .6              .8             .5
                                                                                       ------------     -----------    -----------
   Weighted Average, as Adjusted                                                               40.1            39.7           32.8
                                                                                       ============     ===========    ===========

EARNINGS PER COMMON SHARE:
Primary:
   Income from Continuing Operations                                                   $       5.03      $     4.36    $      3.30
   Loss from Discontinued Operations                                                             -             (.15)          (.09)
                                                                                       ------------      ----------     ----------
     Net Income                                                                        $       5.03      $     4.21    $      3.21
                                                                                       ============      ==========    ===========
Fully Diluted:
   Income from Continuing Operations                                                   $       4.73      $     4.10    $      3.08
   Loss from Discontinued Operations                                                             -             (.14)          (.08)
                                                                                       ------------      ----------    -----------
     Net Income                                                                        $       4.73      $     3.96    $      3.00
                                                                                       ============      ==========    ===========
